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                               Computer Associates
                                   To Acquire
                                Sterling Software
                           Fuels CA's eBusiness Surge

February 14, 2000

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CA/ Sterling Combination
- $4 Billion stock purchase transaction
- Fixed exchange ratio of 0.5634 shares of CA for each SSW share inside collar
- Collar is plus or minus 10% of $70.11 (10 day average of average high / low for CA)
- Fixed value for each SSW share outside collar (variable exchange ratio)
- Maximum value is $43.45 per SSW share
- Minimum value is $35.55 per SSW share
- CA has option to contribute cash or stock for the difference between actual SSW share price and the minimum collar amount value
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CA/ Sterling Combination
- Extends CA's eBusiness offerings:
- Cutting edge eBusiness intelligence tools
- Leader in enterprise application development tools
- High end storage management
- OS/390 network management
- Expands CA's US Federal business
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eBusiness Intelligence
- Eureka product family provides a complete range of business intelligence solutions for eBusiness and B2B information exchange
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eBusiness Intelligence
- Eureka:Portal
- Simple, intuitive access to business intelligence
- Provides personalized web services
- Synergistic with CA's existing EAI infrastructure solutions
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eBusiness Intelligence

Powerful eBusiness solution with combinationa of CAs proven infrastructure and Neugent technology.
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Application Development
- Sterling leader in Enterprise Application Development
- more than 5,000 customers
- more than 500 ISV's
- COOL:BIZ, GEN, PLEX, JOE solutions promote "e-volution"
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Application Development
- eBusiness fueling new breed of applications
- Customers expect every transaction to be digital and instant
- COOL:Joe - 100% Java environment for enterprise Internet applications
- Leverage
- Jasmine Internet infrastructure
- CA services
- Deliver
- Personalized web experience
- EAI
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OS/390 Market
- Re-emerging as eBusiness server
- Internet driving exponentially increased transactions
- CA enables OS/390 as an open systems eBusiness platform
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Storage Management
- Internet and eBusiness driving unprecedented demand for storage
- Sterling's storage business fastest growth in market

Source: Sterling Software
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Storage Management Areas

Platforms:                          OS/390                    Distributed
Disk Mgt                            SSW                       CA
Off-line Media (tape & optical)     CA                        CA

Sterling's SAMS product family completes CA's market leading storage management offering
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Storage Management Areas
Replication                         CA
High Availability          CA
Mobile Storage Mgt                  SSW
Storage Event Mgt          CA
File Differencing          SSW

True end-to-end storage to enable eBusiness
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Storage Management Areas
SAN solutions:
SAN mgt                             CA
High speed backup                   CA
Server-less backup                          SSW
Heterogeneous file sharing          SSW
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Network Management
- SOLVE:Netmaster
- Only solution for OS/390 and TCP/IP
- Manages both sides of the Net
- Complements CA's leading network management solutions for distributed platforms
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US Federal Business
(Image)
- 1,170 services professionals
- Key contract areas:
- Intelligence
- Air traffic (FAA investing $15 billion)
- Secure communications
- Weather systems
- Studies and analyses
- Command and control
- Simulation training
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US Federal Business
- Synergistic benefits
- Expands CA's existing Federal business
- Opportunity to leverage CA's broad technology offering
- End-to-End security - eTrust
- Business and data modeling tools
- Visualization
(Image)
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                                                Computer Associates

                                               ...enabling eBusiness